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                                                                   EXHIBIT 3.2





                                    RESTATED

                                    BY-LAWS

                                       OF

                          GALILEO INTERNATIONAL, INC.


                                   ARTICLE I

                                    OFFICES

     SECTION 1. Registered Office in Delaware. The address of the registered office of Galileo International, Inc. (hereinafter called the "Corporation") in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

     SECTION 2. Other Offices. The Corporation may have an office or offices at any other place or places within or without the State of Delaware.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated by the Board of Directors of the Corporation (the "Board") and set forth in the notice or in a duly executed waiver of notice thereof.

     SECTION 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the Chief Executive Officer of the Corporation or by a majority of the Board. A special meeting of stockholders of the Corporation may not be called by any other person or persons. Any such meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated in the notice or in a duly executed waiver of notice of such meeting.


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     Only such business as is stated in the written notice of a special meeting may be acted upon thereat.

     SECTION 3. Notice of Meetings. Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is to be held, shall be given personally or by first class mail to each stockholder entitled to vote at such meeting, not less than 10 nor more than 60 calendar days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any stockholder entitled to vote a written request that notices intended for such stockholder are to be mailed to an address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

     Notice of a special meeting may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, by the Secretary of the Corporation on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall forward a copy thereof to the Secretary. Every request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

     SECTION 4. Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder entitled to vote at such meeting who files a written waiver of notice with the Secretary, duly executed by the person entitled to notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except as provided by law.

     SECTION 5. Adjournments. When a meeting is adjourned to another date, hour or place, notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

     When any meeting is convened the presiding officer, if directed by the Board, may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders


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(i) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights.

     SECTION 6. Quorum. Except as otherwise provided by law or the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation"), whenever a class of stock of the Corporation is entitled to vote as a separate class, or whenever classes of stock of the Corporation are entitled to vote together as a single class, on any matter brought before any meeting of the stockholders, whether annual or special, holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares of stock of such class voting as a separate class, or classes voting together as a single class, as the case may be, outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at any such meeting of the stockholders. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 5 of this Article II until a quorum shall be present or represented.

     SECTION 7. Voting. Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote thereat held by such stockholder. Except as otherwise provided by law or the Restated Certificate of Incorporation or these Restated By-Laws, when a quorum is present with respect to any matter brought before any meeting of the stockholders, the vote of the holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares constituting such quorum shall decide any such matter. Votes need not be by written ballot, unless the Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, requires any vote or votes cast at such meeting to be cast by written ballot.

     SECTION 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders at such time as the Board may require. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     SECTION 9. Advance Notice of Business to Be Transacted at Annual Meetings. To be properly brought before the annual meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders


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entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 9. In addition to any other applicable requirements, including but not limited to the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     Notwithstanding anything in these Restated By-Laws to the contrary, no business shall be conducted at the annual meeting of stockholders except business brought before such meeting in accordance with the procedures set forth in this Section 9; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

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                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     SECTION 2.  Number and Term of Directors Holding Office.   Subject to the
rights, if any, of holders of preferred stock of the Corporation, the Board shall consist of thirteen (13) members (including such directors as shall be elected by any series of special voting preferred stock of the Corporation) or such other number as shall be fixed from time to time by the Board in accordance with the provision of the Stockholders' Agreement, dated as
of           , 1997, among the Corporation and certain of its stockholders (as the same may be amended from time to time, the "Stockholders' Agreement"). The directors shall be divided into three classes, designated Class I, Class II and Class III. The Board shall, by resolution passed by a majority of the Board, designate the directors to serve as initial Class I, Class II and Class III directors upon filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Except as provided in Section 5 of this Article III, and except as provided in the Restated Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office as provided by Article VIII of the Restated Certificate of Incorporation. None of the directors need be stockholders of the Corporation.

     SECTION 3. Nomination of Directors and Advance Notice Thereof. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation
(a) in the case of an


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annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section l4 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3, except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.


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     SECTION 4.  Resignation.  Any director may resign at any time by giving written notice to the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5. Vacancies. Subject to the rights of the holders of any series of preferred stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancy in the Board, arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled either by a majority vote of the remaining directors, although less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

     SECTION 6. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 7 of this
Article III.

     (b) Other Meetings. Other meetings of the Board shall be held at such times as the Board shall from time to time determine or upon call by the Chairman of the Board, the Chief Executive Officer of the Corporation or any four directors.

     (c) Notice of Meetings. Regular meetings of the Board may be held without notice. The Secretary of the Corporation shall give notice to each director of each special meeting, including the time and place of such special meeting. Notice of each such meeting shall be given to each director by telephone, telegram, facsimile, telex or cable not later than four Business Days before the day on which such meeting is to be held or on such shorter notice (but in no event fewer than two days notice) as the Chairman of the Board may deem necessary or appropriate in the circumstances. Notice of any meeting shall not be required to be given to any director who shall attend such meeting. A waiver of notice by the person entitled thereto, whether before or after the time of any such meeting, shall be deemed equivalent to adequate notice. For purposes of this Section 6(c), a "Business Day" means any day except a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized by law to close.

     (d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

     (e) Quorum and Manner of Acting. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Restated By-Laws, a majority of the total


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number of directors then in office shall be necessary at any meeting of the
Board in order to constitute a quorum for the transaction of business at such meeting, and the affirmative vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

     (f) Organization and Order of Business. The Chairman of the Board shall act as chairman of each meeting of the Board and preside thereat or, in the absence of the Chairman of the Board at any meeting of the Board, any other director chosen by a majority of the directors present thereat shall act as chairman of the meeting and preside thereat. The Secretary of the Corporation or, in the case of the Secretary's absence, any person whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 7. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or such committee, as the case may be, and such written consent or consents are filed with the minutes of the proceedings of the Board or such committee.

     SECTION 8. Meetings by Conference Telephone, etc. At the request of any one or more members of the Board, or of any committee thereof, any meeting of the Board or such committee shall provide for the ability of any director to participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     SECTION 9. Compensation. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-Laws, the Board or the Compensation Committee may determine the compensation of directors. Each director who is independent within the meaning of Rule 303 of the Rules of the New York Stock Exchange, as amended from time to time hereafter, in consideration for his or her serving as such, shall receive from the Corporation compensation in an amount and form customary for comparable public companies. Directors who are managers of the Corporation shall not receive compensation for serving as directors. Any other director may be compensated as determined by the Board or the Compensation Committee. The Corporation shall reimburse each director or member of a committee for any out-of-pocket expenses incurred by him or her on account of his or her attendance at any meeting of the Board or such committee. Nothing contained in this

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Section 9 shall be construed to preclude any director from serving the
Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                   COMMITTEES

     SECTION 1. Audit Committee. The Board may designate an Audit Committee to be composed of two or more directors, all of whom shall be independent within the meaning of Rule 303 of the Rules of the New York Stock Exchange as in existence on the date hereof, or as amended from time to time hereafter. A majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee shall from time to time review and make recommendations to the Board with respect to the selection of independent auditors, the fees paid to such auditors, the adequacy of the audit and accounting procedures of the Corporation and such other matters as may be specifically delegated to the Audit Committee by the Board. In this connection the Audit Committee shall, at its request, meet with representatives of the independent auditors and with the financial officers of the Corporation separately or jointly.

     SECTION 2. Compensation Committee. The Board may designate a Compensation Committee to be composed of two or more directors in accordance with the provisions of the Stockholders' Agreement. A majority of the members of the Compensation Committee shall constitute a quorum. The Compensation Committee shall from time to time review and make recommendations to the Board with respect to the management remuneration policies of the Corporation, including salary rates and benefits of appointed officers, other remuneration plans such as incentive compensation, deferred compensation and stock option plans, directors' compensation and benefits and such other matters as may be specifically delegated to the Compensation Committee by the Board.

     SECTION 3. Nominating Committee. The Board may designate a Nominating Committee to be composed of two or more directors in accordance with the provisions of the Stockholders' Agreement. A majority of the members of the Nominating Committee shall constitute a quorum. The Nominating Committee shall from time to time review, report and make recommendations to the Board on the following matters: (i) nominees for directors who may be elected from time to time by the holders of the Common Stock of the Corporation, selection criteria for directors, and removal of Directors if deemed appropriate; (ii) evaluation and performance of the Board and individual Directors; and (iii) such other matters as the Board may from time to time prescribe

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     SECTION 4.  Board Designated Committees.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees ("Special Committees"), each Special Committee to consist of one or more directors.

     SECTION 5. Committee Procedure, Seal. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee; provided, however, that alternate members of the Audit Committee must satisfy the criteria set forth in Section 1 above and alternate members of the Compensation Committee must satisfy the criteria set forth in Section 2 above. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member; provided, however, that appointees to the Audit Committee must satisfy the criteria set forth in Section 1 above and appointees to the Compensation Committee must satisfy the criteria set forth in Section 2 above. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to the following matters:
(i)Eapproving or adopting or recommending to the stockholders of the Corporation, any action or matter expressly required by the Delaware General Corporation Law (the "DGCL") to be submitted to stockholders for approval or
(ii)Eadopting, amending or repealing any by-law of the Corporation


                                   ARTICLE V

                                    OFFICERS

     SECTION 1. Executive Officers. The officers of the Corporation shall include a Chairman of the Board, a President and Chief Executive Officer, a Chief Financial Officer, a General Counsel, a Treasurer and a Secretary. The officers of the Corporation may also include a Chief Operating Officer, one or more Senior Vice Presidents, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries. Each such officer shall be elected by the Board at its annual meeting and shall hold office for such term as may be determined by the Board. Each such officer shall hold office until the next succeeding annual meeting of the Board and until his or her successor is elected or until his or her earlier death or resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person.

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     The Board may elect, and the Chief Executive Officer may appoint, such other officers of the Corporation as the Board or the Chief Executive Officer deems necessary who shall have such authority and shall perform such duties as the Board or the Chief Executive Officer may prescribe. If additional officers are elected or appointed, each of them shall hold office until his or her successor is elected or appointed or until his or her earlier death or resignation or removal in the manner hereinafter provided.

     SECTION 2. Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Restated By-Laws or, to the extent not so provided, by resolution of the Board.

     SECTION 3. Resignation and Removal. (a) Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     (b) All officers elected, and all agents appointed, by the Board shall be subject to removal at any time by the Board and all officers and agents appointed by the Chief Executive Officer shall be subject to removal at any time by the Chief Executive Officer or the Board, in each case, with or without cause.

     SECTION 4. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election and appointment to such office.

     SECTION 5. Chairman of the Board. The initial Chief Executive Officer shall be the Chairman of the Board of the Corporation. Thereafter, the Chairman of the Board shall be selected by the Board. The Chairman of the Board shall preside at all meetings of the Board and at all meetings of the stockholders and shall have and exercise such further powers and duties as may from time to time be conferred upon or assigned to him or her by the Board.

     SECTION 6. President and Chief Executive Officer. The President and Chief Executive Officer of the Corporation, subject to the direction of the Board, shall have general charge of the business and affairs of the Corporation, shall have the direction of all other officers, agents and employees of the Corporation and may assign such duties to the other officers of the Corporation as he or she deems appropriate. In case of the absence or inability to act of the President and Chief Executive Officer, the Board may designate such other person as it deems appropriate to assume the duties of the President and Chief


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Executive Officer and, when so acting, but subject to the foregoing, such person shall have all of the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

     SECTION 7.  Chief Operating Officer.   The Chief Operating Officer of the
Corporation, subject to the direction of the President and Chief Executive Officer, shall have charge of the day-to-day operations of the Corporation, shall assist the President and Chief Executive Officer in carrying out the orders and resolutions of the Board and shall perform such other duties as the Chief Executive Officer or the Board of Directors shall from time to time assign. At the request of the President and Chief Executive Officer, the Chief Operating Officer, until otherwise determined, and subject to any limitations imposed by the Board, shall assume the duties of the President and Chief Executive Officer and, when so acting, but subject to the foregoing, shall have all of the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

     SECTION 8. Chief Financial Officer. The Chief Financial Officer, subject to the direction of the President and Chief Executive Officer, shall have overall charge of all of the financial affairs of the Corporation and shall perform such other duties as the Chief Executive Officer or the Board of Directors shall from time to time assign.

     SECTION 9. General Counsel. The General Counsel, subject to the direction of the President and the Chief Executive Officer, shall have overall charge of all of the legal affairs of the Corporation and shall perform such other duties as the Chief Executive Officer or the Board of Directors shall from time to time assign.

     SECTION 10. Senior Vice Presidents, Executive Vice Presidents and Vice Presidents. Each Senior Vice President, Executive Vice President and Vice President of the Corporation shall have such powers and perform such duties as the President and Chief Executive Officer or the Board may from time to time prescribe and shall perform such other duties as may be prescribed by these Restated By-Laws.

     SECTION 11. Treasurer. The Treasurer of the Corporation shall have charge and custody of and be responsible for all funds and securities of the Corporation.

     SECTION 12. Assistant Treasurers. The Assistant Treasurers of the Corporation, if any, in order or their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

     SECTION 13. Secretary. The Secretary of the Corporation shall keep the records of all meetings of the stockholders and the Board. He or she shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records.

     SECTION 14. Assistant Secretary. The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.


                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1. Execution of Documents. Any officer, employee or agent of the Corporation designated by the Board (or any duly authorized committee of the Board to the extent permitted by law) shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and the Board (or such a committee) may authorize any such officer, employee or agent to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

     SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the Chief Executive Officer or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

     SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board or the Chief Executive Officer shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.

                                  ARTICLE VII

                         SHARES AND TRANSFER OF SHARES

     SECTION 1. Certificates of Stock. Every owner of shares of stock of the Corporation shall be entitled to have a certificate evidencing the number of shares of stock of the Corporation owned by such owner and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall bear the signature (or a facsimile thereof) of the President and Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.

     SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate evidencing stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 3. Transfer of Stock. (a) The transfer of shares of stock and the certificates evidencing such shares of stock of the Corporation shall be governed by Article 8 of Subtitle I of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

     (b) Registration of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed.

     SECTION 4. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to such stockholder at such stockholder's post office address, if any, as the same appears on the share record books of the Corporation or at such stockholder's last known post office address.

     SECTION 5. Lost, Destroyed or Mutilated Certificates. A holder of any shares of stock of the Corporation shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing all or any such shares of stock. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate or such owner's legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 6. Facsimile Signatures. Any or all of the signatures on a certificate evidencing shares of stock of the Corporation may be facsimiles.

     SECTION 7. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Restated Certificate of Incorporation or these Restated By-Laws, concerning the issue, transfer and registration of certificates evidencing stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures (or a facsimile or facsimiles thereof) of any of them. The Board may at any time terminate the employment of any transfer agent or any registrar of transfers. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed or whose facsimile signature has been placed upon such certificate or certificates had not ceased to be such officer, transfer agent or registrar.

     SECTION 8. Record Date. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other such action. A determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     SECTION 9. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     SECTION 10. Stockholder Agreements. Shares of stock of the Corporation may be subject to one or more agreements abridging, limiting or restricting the rights of any one or more stockholders to sell, assign, transfer, mortgage, pledge or hypothecate any or all of the stock of the Corporation held by them, or providing for preemptive rights, or may be subject to one or more agreements providing a purchase option with respect to any shares of stock of the Corporation. If such agreements exist, all certificates evidencing shares of stock subject to such abridgements, limitations, restrictions or options shall have reference thereto endorsed on such certificate and such stock shall not thereafter be transferred on the books of the Corporation except in accordance with the terms and conditions of such agreement or agreements. Copies of such agreement or agreements shall be maintained at the offices of the Corporation.


                                  ARTICLE VIII

                               BOOKS AND RECORDS

     The books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board may from time to time determine.


                                   ARTICLE IX

                                      SEAL

     The Board shall provide a corporate seal which shall bear the full name of the Corporation.

                                   ARTICLE X

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be fixed, and shall be subject to change from time to time, by the Board.


                                   ARTICLE XI

                                INDEMNIFICATION

     SECTION 1. General. The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) may indemnify, if the Board of Directors determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. Derivative Actions. The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (ii) may indemnify, if the Board of Directors determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or an agent of the Corporation, or is or was serving at the request of the Corporation as an employee or an agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Successful Defense. To the extent that (i) a director or an officer of the Corporation or (ii) any other employee or agent of the Corporation who the Board of Directors has authorized the Corporation to indemnify, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2 above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     SECTION 4. Proceedings Initiated by any Person. Notwithstanding anything to the contrary contained in sections 1 or 2 above, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors.

     SECTION 5. Procedure. Any indemnification under sections 1 and 2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in sections 1 and 2 above. Such determination shall be made (i)Eby a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     SECTION 6. Advancement of Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this
Article XI or as otherwise authorized by law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 7. Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     SECTION 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

     SECTION 9. Definition of "Corporation". For purposes of this Article XI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 10. Certain Other Definitions. For purposes of this Article XI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation", as referred to in this ArticleEXI.

     SECTION 11. Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 12.  Repeal or Modification.  Any repeal or modification of this
Article XI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

     SECTION 13 Amendments to DGCL. If the DGCL is amended hereafter to broaden the rights of those seeking indemnification or advancement of expenses, then such rights shall be extended to such persons to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board of Directors or the stockholders of the Corporation.


                                  ARTICLE XII

                                   AMENDMENTS

     These Restated By-Laws, or any of them, may be altered, amended or repealed, or new by-laws may be made, but only to the extent any such alteration, amendment, repeal or new by-law is not inconsistent with any provision of the Restated Certificate of Incorporation, either by a majority of the whole Board or by the stockholders of the Corporation upon the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class;

     provided, however, that no alteration, amendment or repeal of Section 8 of
Article III of these Restated By-Laws may be made by the Board without the consent of all of the directors.